EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Firstbank Corporation on Form S-3, including the Prospectus for the Firstbank Corporation Amended and Restated Dividend Reinvestment Plan, of our report dated February 28, 2007, with respect to the consolidated financial statements of Firstbank Corporation, which report is included in the 2007 Annual Report on Form 10-K of Firstbank Corporation.

                                              /s/ Crowe Chizek and Company LLC

                                              CROWE CHIZEK AND COMPANY LLC

Grand Rapids, Michigan
February 27, 2008